Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors ThredUp Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to a change in the Company’s method of accounting for leases due to the adoption of Financial Accounting Standards Board Accounting Standards Codification 842, Leases, effective January 1, 2020.

/s/ KPMG LLP

San Francisco, California
May 12, 2021